SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported)  August 30, 1996

                         BALCOR REALTY INVESTORS - 84
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-13349
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3215399
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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Item 5.  Other Matters
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a)  Chestnut Ridge II Apartments

In 1983, the Partnership acquired the Chestnut Ridge Apartments, Phase II, Fort Worth, Texas, formerly known as Cottonwood Apartments, Phase II, utilizing approximately $2,890,010 in offering proceeds. The property was acquired subject to first mortgage financing of approximately $5,052,000 from an unaffiliated party, which loan was subsequently purchased by an affiliate of the General Partner during 1987. In 1990, the Partnership obtained a second mortgage loan from the affiliate to fund operating deficits at the property.
In 1992, the first and second mortgage loans, which had outstanding balances, including accrued interest, of $5,636,990 and $56,051, respectively, were refinanced with a new $2,863,800 first mortgage loan from a third party, and a $393,025 second mortgage loan and a $2,436,216 unsecured loan (together, the "Affiliate Loan") from an affiliate of the General Partner. In 1994, the first mortgage loan was refinanced with a new $3,128,700 first mortgage loan from a third party. Excess refinancing proceeds of $287,099 were used to repay a portion of the $414,897 deferred interest on the Affiliate Loan. Of the remaining balance of the Affiliate Loan and deferred interest, $1,441,300 was repaid with funds borrowed from the General Partner and the remainder was retired and replaced with a subordinate nonrecourse loan of $1,315,739 and a preferred limited partnership interest of $200,000, both held by an affiliate of the General Partner. In 1996, the General Partner loan was fully repaid with proceeds from the sales of other properties owned by the Partnership.

On September 6, 1996, the Partnership contracted to sell the property for a sale price of $4,703,500 to an unaffiliated party, TGM Realty Corp. #5, a Delaware corporation. The purchaser has deposited $150,000 into an escrow account as earnest money. The remainder of the sale price will be payable in cash at closing, scheduled for September 30, 1996. From the proceeds of the sale, the Partnership will pay the outstanding balance of the first mortgage loan, which is expected to be approximately $3,071,668 at closing, a prepayment penalty of $106,745 and $94,070 to a third party as a brokerage commission. An affiliate of the third party providing property management services for the property will receive a fee of $47,035 for services rendered in connection with the sale of the property. The Partnership will receive the remaining proceeds of approximately $1,383,982, less closing costs. Of the remaining sale proceeds, $250,000 will be retained by the Partnership and will not be available for use or distribution by the Partnership until 90 days after closing. Neither the General Partner nor any affiliate will receive a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale. The subordinate nonrecourse loan and preferred limited partnership interest held by the affiliate of the General Partner will not be repaid and will be written off.

An affiliate of the General Partner has simultaneously contracted to sell Chestnut Ridge Apartments, Phase I, located adjacent to Phase II, to the purchaser. In the event that the agreement of sale for Phase I or Phase II is terminated for any reason, the agreement of sale for the other phase will also be terminated. In addition, affiliates of the General Partner have recently sold or contracted to sell 9 other properties to the purchaser.
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The closing is subject to the satisfaction of numerous terms and conditions, including the sale of Phase I. There can be no assurance that all of the terms and conditions will be complied with and, therefore, it is possible the sale of the property may not occur.

b)  Creekwood I Apartments

As previously reported, on July 18, 1996, the Partnership contracted to sell the Creekwood I Apartments, Tulsa, Oklahoma to an unaffiliated party, Sentinel Acquisitions Corp., a Delaware corporation, for a sale price of $8,391,300. Pursuant to an agreement, the sale price was reduced to $8,389,800 and the closing date was extended to September 11, 1996. The sale closed September 11, 1996 and from the proceeds of the sale, the Partnership repaid the first mortgage loan of $5,698,245, a prepayment penalty of $168,150, closing costs of $24,396, and paid $104,891 to an unaffiliated party as a brokerage commission. An affiliate of the third party providing property management services for the property received a fee of $62,924 for services rendered in connection with the sale of the property. The Partnership received approximately $2,331,194, representing the net proceeds.

c)  Woodland Hills

As previously reported, on August 27, 1996, the Partnership contracted to sell the Woodland Hills Apartments, Irving, Texas to an unaffiliated party, TGM Realty Corp. #5, a Delaware corporation, for a sale price of $7,500,000. Pursuant to an agreement dated September 12, 1996, the closing date has been extended from September 30, 1996 to December 2, 1996.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

            None

     (C)  EXHIBITS:

          (99) (a) Agreement of Sale and attachments thereto relating to the sale Chestnut Ridge II, Fort Worth, Texas.

                (b) Reinstatement and First Amendment to Agreement of Sale and
                    Escrow Agreement relating to the sale of Creekwood I Apartments, Tulsa, Oklahoma.

                (c) Letter agreement dated September 12, 1996 relating to the sale of the Woodland Hills Apartments, Irving, Texas.


No information is required under Items 1, 2, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                         BALCOR REALTY INVESTORS-84

                         By:  Balcor Partners-XV, an Illinois
                              general partnership, its general partner

                         By:  RGF-Balcor Associates-II, an
                              Illinois general partnership, a partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/ Jerry M. Ogle
                              ------------------------------------
                                  Jerry M. Ogle, Vice President
                                  and Secretary

Dated:  September 20, 1996
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